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                                                                    EXHIBIT 5.01





                       [Letterhead of Fenwick & West LLP]


                                 June 26, 2001

Silicon Image, Inc.
1060 East Arques Ave.
Sunnyvale, California 94086

Gentlemen/Ladies:

     At your request, we have examined the registration statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by you with the Securities and Exchange Commission on or about June 26, 2001, under the Securities Act of 1933, as amended, in order to register an aggregate of 3,722,962 shares of your Common Stock and a remaining share reserve under the CMD Technology Inc. 1999 Stock Incentive Plan, as converted, shares of your Common Stock (the "STOCK"). The shares of Stock consist of: (1) 3,722,962 shares subject to issuance by you upon the exercise of outstanding stock options of CMD Technology, Inc., a California corporation ("CMD"), granted under its 1991 Stock Option Plan and its 1999 Stock Incentive Plan (collectively, the "CMD PLANS") which have been assumed by you (the "ASSUMED OPTIONS") pursuant to the Agreement and Plan of Reorganization dated as of June 1, 2001, among you, CMD, certain CMD shareholders and Duke Acquisition Corp., a Delaware corporation and your wholly-owned subsidiary (the "REORGANIZATION AGREEMENT"), and (2) 2,525,226 additional shares available for issuance under the CMD 1999 Stock Incentive Plan assumed by you (the "ASSUMED PLAN"). In rendering this opinion we have examined the following:

     (1) the Registration Statement, together with the exhibits filed as part thereof or incorporated therein by reference including, without limitation the CMD Plans and related forms of stock option agreements and the prospectuses prepared in connection therewith;

     (2) your Second Amended and Restated Certificate of Incorporation (filed with the Secretary of State of Delaware on October 12, 1999) and Restated Bylaws filed as Exhibits to the Registration Statement;

     (3) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and in the minute books of Silicon Image, Inc., a California corporation (the "PREDECESSOR"), that are in our possession;

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Silicon Image, Inc.
June 26, 2001
Page 2


     (4) the Reorganization Agreement, and the Agreement of Merger and Certificate of Merger that were filed in the States of California and Delaware, respectively, in accordance with the Reorganization Agreement;

     (5) a Management Certificate executed by you, addressed to us and dated of even date herewith, which contains certain factual and other representations; and

     (6) a certificate from your transfer agent as to the number of outstanding shares of your capital stock as of June 25, 2001 and a list prepared by you of all options, warrants and other rights to receive any of your securities that are outstanding as of the date hereof.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, included but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; HOWEVER, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     Based upon the foregoing, it is our opinion that:

     (1) the 3,722,962 shares of Stock that may be issued and sold by you upon the exercise of

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Silicon Image, Inc.
June 26, 2001
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the Assumed Options, when issued, sold and delivered in accordance with the CMD
Plans and the stock option agreements entered into thereunder, and in the manner and for the consideration stated in the prospectuses associated with the CMD Plans and the Registration Statement, will be validly issued, fully paid and non-assessable; and

     (2) the 2,525,226 additional shares of Stock that may be issued and sold by you upon the exercise of stock options awarded by you under the Assumed Plan, when issued, sold and delivered in accordance with such plan, the stock option grant and exercise agreements entered into or to be entered into thereunder, and in the manner and for the consideration stated in the prospectus associated with such plan and the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectuses constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                                   Very truly yours,

                                   /s/ Fenwick & West LLP

                                   FENWICK & WEST LLP